UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 30, 2015

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01	Regulation FD Disclosure

Ensco has received a notice of early termination for ENSCO DS-4, a drilling rig operating in the U.S. Gulf of Mexico. The estimated effective date of the contract termination is July 2015 based on the projected completion of the customer’s current well program.
Under the terms of the contract with respect to early termination for convenience, the customer is required to make a lump sum payment estimated to be $160 million based on a projected termination date of July 2015. This amount covers the period from the estimated termination date of July 2015 through the originally contracted expiration date of 15 July 2016. The lump sum payment is due shortly after the termination date.
The approximately $560,000 day rate for ENSCO DS-4 reflected in the 16 March 2015 Fleet Status Report will continue to apply through the termination date currently estimated to be July 2015.
Ensco is marketing ENSCO DS-4 to potential customers for new contracts commencing after the estimated termination date of July 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: March 30, 2015	/s/ ROBERT W. EDWARDS, III
Robert W. Edwards, III
Controller

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